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                                                             EXHIBIT NUMBER (23)
                                                             TO 1994 FORM 10-K

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation of our report dated January 17, 1995, incorporated by reference in the Northern Trust Corporation's Annual Report on Form 10-K for the year end December 31, 1994, into the Corporation's previously filed Form S-8 Registration Statements File Nos. 33-22546, 33-41501, 33-47597 and 33-51971, and Form S-4 Registration
Statements File Nos. 33-52219 and 33-54773.

                                       ARTHUR ANDERSEN LLP

Chicago, Illinois
March 13, 1995